Exhibit 99.1

SELLING SECURITYHOLDER QUESTIONNAIRE

The undersigned beneficial owner (the “Selling Securityholder”) of the Warrants (the “Warrants”) of Legg Mason, Inc. (the “Company”) or the shares of the Company’s Common Stock, par value $0.10 per share, issuable upon exercise of the Warrants (the “Common Stock” and, together with the Warrants, the “Registrable Securities”) hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement.  The undersigned, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement, dated as of May 23, 2012, by and between the Company and KKR I-L Limited.

Selling securityholders that do not complete this Questionnaire and deliver it to the Company as provided below will not be named selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors, the Company’s officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Selling Securityholder Questionnaire.  The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

Certain legal consequences arise from being named a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial holders are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a) Full Legal Name of Selling Securityholder:

__________________________________________________________________________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

___________________________________________________________________________________________

(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

____________________________________________________________________________________________

(2)	Address for Notices to Selling Securityholder:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

Telephone (including area code):__________________________________________________________________________

Fax (including area code):________________________________________________________________________________

Contact Person:_______________________________________________________________________________________

(3)	Beneficial Ownership of Registrable Securities:

___________________________________________________________________________________________________

(a)	Type and Number of Registrable Securities beneficially owned:

____________________________________________________________________________________________

(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

____________________________________________________________________________________________

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

____________________________________________________________________________________________

(b)	CUSIP No(s). of such Other Securities beneficially owned:

____________________________________________________________________________________________

(5)	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:_______________________________________________________________________________

(6)	Is the Selling Securityholder a registered broker-dealer?

Yes ☐

No ☐

If “Yes”, please answer subsection (a) and subsection (b):

(a)	Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?

Yes    ☐

No     ☐

(b)	If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:

______________________________________________________________________________________________

______________________________________________________________________________________________

(7)	Is the Selling Securityholder an affiliate of a registered broker-dealer?

Yes ☐

No ☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

___________________________________________________________________________________________________

(a)	Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?

Yes      ☐

No       ☐                                Explain: ______

(b)
Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?

Yes      ☐

No       ☐                                Explain: ______

(8)	Is the Selling Securityholder a non-public entity?

Yes ☐

No ☐

If “Yes”, please answer subsection (a):

(a)	Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

(9)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder (including its donees and pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, in accordance with the Registration Rights Agreement, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent commissions.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve cross or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the undersigned Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume.  The undersigned Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:_______________________________________________________________________________

The undersigned Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Agreement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.  All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned that the Shelf Registration Statement is not available, the undersigned will suspend use of the prospectus until notice from the Company that the prospectus is again available.

Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above.  This Selling Securityholder Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_________________________

_______________________________________ Beneficial Owner

By:____________________________________

Name:__________________________________

Title:___________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED
SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

LEGG MASON, INC.
100 International Drive
Baltimore, MD 21202
Fax:  (410) 454-4607
Attn: Tom Merchant, Deputy
General Counsel